Pomeroy IT Solutions, Inc. to Present at the 21st Century Equity Advisors and Cleary Gull Investment Banking Midwest Invest - Small Cap Investor Conference

For Immediate Release

Contact:
Mike Rohrkemper, CFO
(859) 586-0600 x1416
investor@pomeroy.com

HEBRON, KY; MARCH 10, 2005: Pomeroy IT Solutions, Inc. (NASDAQ:PMRY), a leading national provider of information technology solutions, announced today that Stephen E. Pomeroy, President and CEO, will present at the 21st Century Equity Advisors and Cleary Gull Investment Banking Midwest Invest - Small Cap Investor Conference in Milwaukee on Tuesday, March 15, 2005. The presentation will provide a company overview, preview of 2005 strategy and review financial performance.

Date:     Tuesday, March 15, 2005
Time:     11:20am (Central Time)

As a national solutions provider, Pomeroy is uniquely positioned to provide services that span consulting, infrastructure and life cycle services. Pomeroy maintains a technical workforce of approximately 4,000 skilled employees with the capabilities and expertise to plan, design, implement and support all categories of its solution offerings. Pomeroy has the ability to leverage its extensive portfolio of services to assist clients in reducing their total cost of ownership, allowing these savings to be reinvested back into the customer's core business. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations.

Certain statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. These statements are based on information available to the Company as of the date hereof and the Company disclaims any intention or obligation to update any such forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, the estimated needs of customers as conveyed to the Company, existing market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding the Company's performance thereunder, the Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, the nature and volume of products and services anticipated to be delivered and the Company's ability to obtain sufficient volumes of products and provide services.

Company Website: www.pomeroy.com
Investor Relations Contact: Michael E. Rohrkemper, (859) 586-0600, ext. 1416
Email: investor@pomeroy.com


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